Exhibit 99.1
FOR IMMEDIATE RELEASE
A. SCHULMAN REALIGNS CAPACITY IN ITALIAN AND AUSTRALIAN MANUFACTURING OPERATIONS
•	Company moves Verolanuova, Italy plant capacity to Gorla, Italy facility; Gorla becomes the local customer and production services center in Italy

•	Australian consolidation reflects slow rotomolding business in Australia

•	Guidance for fiscal 2011 is reaffirmed with net income expected to reach record levels between $57 million and $62 million
AKRON, Ohio — February 8, 2011 — A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that it is moving its manufacturing facility in Verolanuova, Italy. Operations will be relocated to its existing facility in Gorla Maggiore, Italy. The Company will also consolidate operations in Australia by moving production from its Breaside, Australia specialty powders facility near Melbourne, Australia, to other facilities in the region. In total, approximately 40 to 60 jobs will be eliminated.
Production lines at the Verolanuova, Italy facility are expected to be relocated by early calendar 2012. Specialty powders production will be moved from Verolanuova to better leverage the state-of-the-art facilities in Gorla Maggiore, Italy. A. Schulman will further enhance the capabilities of the Gorla Maggiore plant to develop and manufacture value-added technical powders as well as custom color masterbatches and compounds for the local market. A commercial and administrative office will remain in Verolanuova, Italy.
Bernard Rzepka, General Manager and Chief Operating Officer, Europe, commented on the Italian realignment: “By more fully capitalizing on our state-of-the-art Gorla facility, we will be able to combine our color masterbatch, compound and color powder development and manufacturing to quickly and effectively serve the local plastics markets with innovative products. We believe this move signals that we are committed to maintaining our leading position in the dynamic Italian specialty powders market as well as focusing on our customers and their profitable growth in European added-value and technology markets.”
Additionally, A. Schulman will move all production from the Breaside facility. The region will continue to be served by the Company’s Brisbane, Australia facility and Asian facilities in Malaysia, Indonesia, China and soon-to-be constructed India plant. The consolidation in Breaside resulted, primarily, from the ongoing deterioration of the Australian rotomolding business.
“The Breaside plant had historically been supported by the water tank market which, in recent years, has been in a steady decline as drought conditions have subsided and government rebates on water tanks withdrawn. This recent manufacturing optimization will allow us to better lever our existing assets while continuing to serve our customers. When we complete this consolidation, by the end of the fourth-quarter of fiscal 2011, we expect our Australian operations to return to profitability,” said Derek Bristow, General Manager and Chief Operating Officer, Asia Pacific.

“As part of our ongoing continuous improvement initiatives, we are realigning our manufacturing capacity to effectively utilize the existing assets of our global operations, and we continue to focus on growing our capabilities to serve customers in all of our markets,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer. “Our actions in Europe and Australia are evidence of this effort. Australia’s performance has continued to degrade, instead of realizing anticipated improvement. We expect operating losses in Australia of approximately $1 million to $2 million during the fiscal second quarter, and we were projecting that these losses would have continued, had we not consolidated our operations. We currently anticipate that we can offset this shortfall, based on the slow and steady growth of our markets in other locations and our satisfaction with overall volume growth. As a result, we are reaffirming our annual net income guidance in the range of $57 million to $62 million for the fiscal year ending August 31, 2011.”
Restructuring Impact on Financial Statements The Company anticipates a total annual after-tax benefit of approximately $1.0 million to $2.0 million from the initiatives announced above, of which the majority will be realized after fiscal year ending August 31, 2011 once operations are discontinued at the impacted facilities. Over the next several quarters, the Company anticipates taking the following estimated after-tax charges related to the restructuring activities outlined above:
•	$2.0 million to $3.0 million in cash for termination benefits and other employee costs

•	$1.0 million to $2.0 million in cash for contract terminations, legal expenses and costs to disassemble and transfer equipment

•	$6.0 million of non-cash accelerated depreciation expense

•	$1.0 million of non-cash intangible asset impairment charges
These items are expected to result in estimated total non-operating charges of $10.0 million to $12.0 million. Total estimated cash expenditures are expected to be between $4.0 million and $6.0 million, reflecting additional retirement benefits to be paid to employees that had already been recorded during the associates’ employment tenure. The Company will update these numbers in its quarterly earnings releases and conference calls.
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,900 people and has 34 manufacturing facilities in North America, South America, Europe and Asia. A. Schulman reported net sales of $1.6 billion for the fiscal year ended August 31, 2010. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Note on Forward-Looking Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

•	volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the North American auto market; and

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products.
The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K and the most recent Form 10-Q. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. This document contains time-sensitive information that reflects management’s best analysis only as of the date of this document. The Company does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.
SHLM_ALL
Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3550 W. Market St.
Akron, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com

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